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                                                                    EXHIBIT 10.9

                           SOFTWARE LICENSE AGREEMENT

This Software Licensing Agreement (the "Agreement") made as of the 16th day of February, 2001 ("Effective Date"), by and between Lightning Rod Software Inc., a Delaware corporation, with its principle address at 5900 Green Oak Drive, Minneapolis, MN 55343 ("Lightning Rod Software" or "LRS") and Dialogic Corporation, a New Jersey corporation with its principle address at 1515 Route Ten, Parsippany NJ 07054 ("Dialogic"). Dialogic and Lightning Rod Software are hereinafter also referred to as the "Parties" collectively and the "Party" individually.

PREAMABLE

WHEREAS, Dialogic and LRS have identified a potential business transaction between the Parties with respect to the "Licensed Software" (as defined below) and have detailed such potential business transaction in a term sheet dated February 16, 2001 ("Term Sheet");

WHERAS, the Term Sheet provides Dialogic and LRS may negotiate and enter into certain definitive agreements ("Definitive Agreements") with respect to such potential business transaction and one of the Definitive Agreements involves LRS licensing the Licensed Software to Dialogic;

WHERAS, this Agreement represents such Definitive Agreement with respect to LRS licensing the Licensed Software to Dialogic;

NOW THEREFORE, the Parties wish to confirm their understanding as follows:

1.   DEFINITIONS

     (a) "End User Customers" means an entity or person which uses or imports the Licensed Software alone or as part of or in connection with an Applicable Dialogic Product(s).

     (b) "End User Customer License" means a non-transferable right granted to an End User Customer by Dialogic to make copies, use and import the Licensed Software alone or as part of or in connection with an Applicable Dialogic Product(s). The End User Customer License shall be in accordance with the terms and conditions of Dialogic's standard license with respect to Dialogic software products.

     (c) "Licensed Software" means the Lightning Rod Interaction Manager(TM) and Power Agent Desktop Application computer software programs and Update(s), if any, provided to Dialogic by Lightning Rod Software, as described in Exhibit A attached hereto and the "LRS Pre-Existing Information".

     (d) "Documentation" means manuals and other materials supplied to Dialogic by Lightning Rod Software, in any medium, relating to design, maintenance, installation, operation, or training of the Licensed Software.

     (e) "Update(s)" means a version of the Licensed Software that includes bug fixes, additions, or changes made by Lightning Rod Software to the then current version of the Licensed Software.

     (f) "Intellectual Property" means all copyrights, patents, patent applications, maskworks, trade secrets or other intellectual property rights and derivatives.

     (g) "LRS Pre-Existing Information" means LRS's specifications, designs, plans, drawings, software, data prototypes or other technical or business information related to the


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          Lightning Rod Interaction Manager(TM) computer software programs as described in Exhibit A attached hereto which (i) existed prior to commencing performance of any engineering, consulting and sales services under the Master Consulting Contract and Non-Disclosure Agreement between Dialogic and LRS dated February 27, 2001 ("Master Consulting Agreement") and is evidenced by the written record kept by LRS in the ordinary course of its business and (ii) is considered proprietary or confidential.

2.   Grant of License.

2.1 Development Rights. Lightning Rod Software hereby grants to Dialogic a non-exclusive, perpetual (unless terminated by Dialogic's material default in accordance with Section 9.2), worldwide (subject to Atio Pty's territories as listed in Exhibit A attached hereto), non-transferable (except as provided herein), non-assignable (except as provided herein), royalty bearing license, under Lightning Rod Software's or Lightning Rod Software supplier's copyrights and patents for any works of authorship or inventions respectively embodied in the Licensed Software, to use, copy, modify, store, process and import the Licensed Software in object and source code format for purposes of support, correcting bugs, errors and defects, and developing, enhancing, improving, adapting, extending, adding to, modifying and creating derivatives of the Licensed Software.

2.2 Distribution Rights. Lightning Rod Software hereby grants to Dialogic a non-exclusive, perpetual (unless terminated by Dialogic's material default in accordance with Section 9.2), worldwide (subject to Atio Pty's territories as listed in Exhibit A attached hereto), non-transferable (except as provided herein), non-assignable (except as provided herein) and royalty bearing license, under Lightning Rod Software's or Lightning Rod Software supplier's copyrights and patents for any works of authorship or inventions respectively embodied in the Licensed Software, to (a) import, develop and incorporate the Licensed Software into and/or use the Licensed Software in connection with certain of Dialogic's products as such products are determined by Dialogic from time to time in its sole and absolute discretion ("Applicable Dialogic Product(s)"); (b) distribute, sell and offer to sell the Licensed Software and derivatives thereof (and copies of both), in object format only, either alone or as part of and/or in conjunction with any and all Applicable Dialogic Product(s); (d) grant to End User Customers an End User Customer License to copy, use and import the Licensed Software which is sold alone or is incorporated into and part of the Applicable Dialogic Product(s) or used in connection with the Applicable Dialogic Product(s); and (e) grant to Dialogic's resellers ("Dialogic Resellers") the right to use, sell and offer to sell the Licensed Software alone or which is incorporated into and part of such Applicable Dialogic Product(s).

2.3 Documentation: Lightning Rod Software hereby grants to Dialogic a royalty free, non-exclusive, perpetual (unless terminated by Dialogic's material default in accordance with Section 9.2), worldwide (subject to Atio Pty's territories as listed in Exhibit A attached hereto), non-transferable (except as provided herein), non-assignable (except as provided herein) license, under Lightning Rod Software's or Lightning Rod Software supplier's copyrights for any works of authorship embodied in the Documentation, when done in connection with the development or modification to the LRS Software or efforts to market, sell or license Licensed Software, to (a) use, copy and modify the Documentation; (b) have the Documentation copied and modified; (c) incorporate the whole or parts of the Documentation into other similar materials prepared by or for Dialogic;
     (d) distribute the Documentation and copies thereof, in whole or in part, to End User Customers and Dialogic Resellers in conjunction with the sale of the Licensed Software alone or as part of or in connection with Applicable Dialogic Product(s); and (e) grant to End User Customers and Dialogic Resellers the right to copy and use the Documentation.


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2.4  Trademark: Lightning Rod Software grants to Dialogic a royalty free, non-exclusive, worldwide (subject to Atio Pty's territories as listed in Exhibit A attached hereto), non-transferable (except as provided herein), non-assignable (except as provided herein) right to use Lightning Rod Software trademarks set forth in Exhibit A in association with the marketing, advertisement, distribution, sale, and use of the Licensed Software.

2.5 No Other Licenses. Except as provided herein, no license or other right is granted, by either Party to the other, by implication, estoppel or otherwise, under any patents, trade secrets, or other intellectual property rights now or hereafter owned or controlled by such Party except for the licenses and rights expressly granted in this Agreement.

2.6 Evaluation Copies. Dialogic may provide royalty-free evaluations of the Licensed Software, for up to 90 days, to End User Customers or potential End User Customers. Dialogic shall be responsible for enforcing and supporting such evaluations.

3.   OWNERSHIP

3.1 Subject to the licenses and rights granted to Dialogic pursuant to this Agreement, all right, title and interest in and to the Licensed Software and Documentation are and shall at all times remain Lightning Rod Software or Lightning Rod Software supplier's sole and exclusive property.

3.2 Notwithstanding anything to the contrary contained herein, the Parties agree that any development, enhancement, improvement, adaptation, extension, addition, derivative or other modification to the Licensed Software made by Dialogic or its contractors in accordance with the terms and conditions of this Agreement, and any Intellectual Property in any such development, enhancement, improvement, adaptation, extension, addition, derivative or other modification, shall be owned exclusively by Dialogic.

4.   COMPENSATION

     In full and satisfactory consideration for the licenses and rights granted hereunder, Dialogic shall compensate LRS by paying to LRS the applicable "Per Seat License Fee" set forth in the compensation provisions attached hereto as Exhibit B. Notwithstanding anything to the contrary contained herein, any and all derivatives of the Licensed Software made by Dialogic which incorporates or includes all or any portion of the LRS Software shall be subject to the applicable Per Seat License Fee.

5.   MAINTENANCE AND SUPPORT OBLIGATION

     During the period for which engineering, consulting and sales services are provided by LRS to Dialogic under the Master Consulting Agreement but in no event for more than one (1) year following the Effective Date of this Agreement, LRS will maintain and support the Licensed Software and Update(s), if any, according to the provisions herein and at least in accordance with the support obligations as set forth in Exhibit C attached hereto and incorporated herein.

6.   WARRANTIES:

6.1 Lightning Rod Software makes the following representations and warranties to Dialogic in connection with the Licensed Software delivered to Dialogic hereunder:

     (a) The Licensed Software will perform materially in conformance with the Description set forth in Exhibit A (the "Description") and the Licensed Software does not contain errors


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          that prohibit its operation in material conformance with the
          Description for the Licensed Software.

     (b) To the best of Lightning Rod Software's knowledge, the Licensed Software does not contain any viruses at the time of delivery to Dialogic.

     (c) Lightning Rod Software has the right to license the Licensed Software to Dialogic, and to the best of Lightning Rod Software's knowledge, Lightning Rod Software's licensing of the Licensed Software to Dialogic will be free of any claims, liens or conflicting rights in favor of any third party.

     (d) To the best of Lightning Rod Software's knowledge, the Licensed Software does not violate any Intellectual property right of any third party.

6.2 Lightning Rod Software's entire liability and Dialogic's exclusive remedy for licensed Software which does not conform to Lightning Rod Software's warranty set forth in Section 6.1(i) herein shall be to either: (1) to repair or replace the nonconforming Licensed Software; or (2) to refund of the applicable Per Seat License Fee(s) paid (including, without limitation, the "Prepaid License Fee"). Notwithstanding anything to the contrary contained in this Section 6.2, if the Licensed Software fails to materially conform to Lightning Rod Software's warranty set forth in Section 6.1(a) herein, prior to Lightning Rod Software refunding the applicable Per Seat License Fee(s) under this Section 6.2 Lightning Rod Software agrees to use its best efforts to repair or replace the nonconforming Licensed Software in a timely manner.

6.3 Other than the representations and warranties set forth in Section 6.1 above, LIGHTNING ROD SOFTWARE MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE LICENSED SOFTWARE, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.   INTELLECTUAL PROPERTY INDEMNIFICATION

7.1 Lightning Rod Software will protect, defend, indemnify, and hold Dialogic harmless from and against any suit or proceeding brought against Dialogic, its parent, subsidiaries or customers, based upon a claim that the Licensed Software delivered to Dialogic hereunder, in whole or in part infringes any patent, copyright, trade secret, or other Intellectual Property right of any person. Lightning Rod Software's indemnification will include all damages and costs awarded, including attorneys' fees, and any cost of settling any suit or proceeding if the settlement is approved by Lightning Rod Software or Lightning Rod Software has failed to meet its obligations to defend the suit or proceeding when requested by Dialogic.

7.2 Dialogic agrees to promptly notify Lightning Rod Software of any such claim of infringement and will provide information, assistance, and cooperation in defending the suit or proceeding (at Lightning Rod Software's expense).

7.3 If the Licensed Software delivered to Dialogic hereunder, or any portion thereof, is found to infringe the rights of any third party and its use is enjoined, Lightning Rod Software will, at Dialogic's option and at Lightning Rod Software expense, either (a) procure for Dialogic a license or right to continue to use the Licensed Software or the applicable portion of the Licensed Software, (b) replace the Licensed Software or applicable portion with a non-infringing Licensed Software or portion, or (c) modify the Licensed Software or infringing portion to become non-infringing.


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8.   LIMITATION OF LIBILITY

8.1 DIALOGIC AND LIGHTNING ROD SOFTWARE AND THEIR RESPECTIVE AFFILIATES AND EACH PARTY'S AND THEIR AFFILIATE'S RESPECTIVE EMPLOYEES, AGENTS, AND SUPPLIERS EXCLUSIVE REMEDIES AND THE ENTIRE LIABILITY OF THE OTHER PARTY FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSE ARISING OUT OF THIS AGREEMENT WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, INDEMNITY, OR STRICT LIABILITY, SHALL BE AS FOLLOWS:

     1)   FOR INFRINGEMENT - AS SET FORTH IN SECTION 7;

     2) FOR THE NONCONFORMANCE OF THE LICENSED SOFTWARE TO THE DESCRIPTION SET FORTH IN EXHIBIT A - THE REMEDY SET FORTH IN SECTION 6.2;

     3) FOR EVERYTHING OTHER THAN AS SET FORTH ABOVE -- THE AMOUNT OF THE DIRECT DAMAGES, INCLUDING AWARDED COUNSEL FEES AND COSTS, NOT TO EXCEED THE AMOUNT PAID BY DIALOGIC TO LIGHTNING ROD SOFTWARE UNDER THIS AGREEMENT EXCEPT FOR DIRECT DAMAGES ARISING FROM THE FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE OTHER PARTY IN WHICH CASE SUCH PARTY'S LIABILITY FOR DIRECT DAMAGES SHALL NOT BE LIMITED.

8.2 EXCEPT WITH RESPECT TO INFRINGEMENT INDEMNIFICATION UNDER SECTION 7 OR A BREACH OF THE CONFIDENTIALITY AND NON-DISCLOSURE PROVISIONS UNDER SECTION 10, DIALOGIC, LIGHTNING ROD SOFTWARE AND THEIR RESPECTIVE EMPLOYEES, AGENTS, AND SUPPLIERS SHALL NOT BE LIABLE FOR ANY INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, REVENUES OR SAVINGS ARISING OUT OF THIS AGREEMENT WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, OR STRICT LIABILITY.

9.   TERM AND TERMINATION

9.1 Term: This Agreement shall commence on the Effective Date and shall continue until terminated by either Party in accordance with the terms and conditions of this Agreement.

9.2  Termination:

     (a) Either Party shall have the right to terminate this Agreement in the event of a material breach or default by the other Party of any representation, warranty, covenant or obligation under this Agreement if, within thirty (30) days after written notice, the breaching or defaulting Party has failed to cure the breach or default. In the event that LRS shall substantially cease to do business relating to the Licensed Software by terminating the employment of all of its technical and professional services employees such event shall not be considered a material breach hereunder and the rights and licenses granted to Dialogic with respect to the Licensed Software will continue in full force and effect, and Dialogic's obligation to pay Per Seat License Fees as provided in Exhibit B hereto shall continue in full force and effect.

     (b) In the event that this Agreement is terminated due to a material breach by Lightning Rod Software, the rights and licenses granted to Dialogic with respect to the LRS Software, Documentation, and Trademarks will continue in full force and effect, except that such use shall be royalty free.


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     (c)  Dialogic may terminate this Agreement in accordance with the provisions of Section 11 below.

     (d) Notwithstanding anything to the contrary contained herein, licenses granted by Dialogic to End User Customers and Dialogic Resellers hereunder as of the time of termination or expiration, shall not be affected by expiration or termination of this Agreement for any reason except that if (i) LRS terminates this Agreement in accordance with
          Section 9.2(a) then any licenses purchased by Resellers from Dialogic prior to such termination shall continue in full force and effect but Reseller's right to purchase additional licenses from Dialogic shall terminate or (ii) if Dialogic terminates this Agreement in accordance with Section 9.2(c) then any licenses purchased by Resellers from Dialogic with respect to the Power Agent prior to such termination shall continue in full force and effect but Reseller's right to purchase additional licenses for the Power Agent from Dialogic shall terminate..

     (e) The following provisions shall survive any expiration or termination of this Agreement: 1. Definitions; 2. Grant of License (except to the extent terminated by LRS due to a material breach by Dialogic in accordance with the provisions of Section 9.2(a) in which case only those licenses existing under Section 9.2(d) shall survive); 3. Ownership; 4. Compensation; 5. Maintenance and Support Obligations with respect to End User Customers possessing a End User Customer License; 7. Intellectual Property Indemnification; 9. Termination; 10. Confidentiality and Non-disclosure; 11. Option to Exercise Superceding Fixed Fee Software License Agreement and 12. General Provisions.

10.  CONFIDENTIALITY AND NON-DISCLOSURE

     Confidential Information. It may become necessary during the course of this Agreement for one Party to disclose to the other information which the disclosing Party considers confidential ("Confidential Information"). Disclosure of such Confidential Information shall be governed by the terms of the Corporate Non-Disclosure Agreement entered into by the Parties prior to the Effective Date of this Agreement. The Parties acknowledge and agree that neither party may issue any press release or make any other disclosure about this Agreement, the relationship between the Parties as documented in this Agreement, and its terms or its existence including, but not limited to, any disclosure to its shareholders or otherwise, without the prior written approval of the other Party. Neither Party may use the other Party's name or trademarks in any type of advertisement materials, web sites, interviews, articles, brochures, business cards, project reference or client listings.

11.  OPTION TO EXERCISE SUPERCEDING FIXED FEE SOFTWARE LICENSE AGREEMENT

11.1 Notwithstanding anything to the contrary contained herein, LRS grants to Dialogic the option ("Option") to terminate this Agreement in accordance with the terms hereof and to enforce the provisions of a superceding Fixed Fee Software License Agreement which shall be negotiated within thirty (30) days following the Effective Date ("Fixed Fee Software License Agreement"). The basic understanding between the Parties with respect to the Fixed Fee Software License Agreement is detailed in the "Superceding Term Sheet" (as defined in the Term Sheet) agreed to by the Parties. A copy of the Superceding Term Sheet is attached hereto and incorporated herein as Exhibit D. The Option will be exercised, if at all, by written notice from Dialogic to LRS on or before August 1, 2001, delivered together with a copy, executed by Dialogic, of the Fixed Fee Software License Agreement.


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11.2 If Dialogic exercises the Option in accordance with Section 11.1 above, then the terms and conditions of this Agreement shall remain in full force and effect unless and until all of the Fixed Fee Software License Agreement has been executed by both Parties, except that the Parties agree that the upon execution of the Fixed Fee Software License Agreement by both Parties the terms and conditions of the Fixed Fee Software License Agreement will supercede the terms and conditions of this Agreement effective upon the date the Option was exercised (i.e., the terms and conditions of the Fixed Fee Software License Agreement shall be effective as of the date the Option was exercised and not as of the date Fixed Fee Software License Agreement was fully executed).

11.3 Any Per Seat License Fees (including, without limitation, the "Pre-Paid License Fee" described in Exhibit B hereto) paid by Dialogic to LRS under this Agreement with respect to any or all of the Licensed Software other than the Power Agent Desktop Application shall be credited by LRS to any amounts payable under the Fixed Fee Software License Agreement with respect to licensing the Licensed Software provided, however, that no such credit shall exceed Five Hundred Thousand ($500,000) Dollars. A pro rata percentage of such credit shall be applied against each installment payment of the license fee payable under the Fixed Fee Software License Agreement. For purposes of this Section 11.3, the amount of any Per Seat License Fee paid by Dialogic to LRS which is attributable to the Power Agent Desktop Application shall be calculated as follows: (a) if the Power Agent Desktop Application is licensed to an End User Customer as part of the Licensed Software then the amount attributable to the Power Agent Desktop Application shall be the product of (i) the Per Seat License Fee paid by Dialogic to LRS with respect to the Licensed Software, multiplied by (ii) twenty (20%) percent; and (b) if the Power Agent Desktop Application is licensed to an End User Customer on its own or with some but not all of the other parts of the Licensed Software then the amount attributable to the Power Agent Desktop Application shall be the amount mutually agreed to by both Parties in good faith.

11.4 Until exercise or expiration of the Option set forth under this Section 11, LRS shall immediately provide Dialogic with written notice upon the occurrence of any of the following events ("Events"): (a) LRS's decision to offer to sell or otherwise transfer or assign any ownership rights to the Licensed Software to any third party (including, any assignment or transfer to any third party acquiring all or substantially all of LRS's assets or stock or through reorganization or amalgamation involving such third party) or (b) LRS's decision to license the Licensed Software on an exclusive basis or on better terms and conditions than the license granted to Dialogic hereunder and under the Fixed Fee Software License Agreement. If either of the Events occur, Dialogic will have sixty (60) days from receipt of the requisite notice from LRS to exercise the Option. Upon execution of the Option, Dialogic will have the right, in addition to any other rights herein and in the Fixed Fee Software License Agreement, to enforce its right of first refusal (including, without limitation, any matching rights) granted under the Supplemental Term Sheet or Fixed Fee Software License Agreement, as applicable.

12.  GENERAL PROVISIONS

12.1 Relationship of Parties. The Parties hereto are independent contractors. Neither Party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between Lightning Rod Software and Dialogic.

12.2 Independent Development. This Agreement does not preclude Dialogic or Lightning Rod Software from evaluating, acquiring from third parties not a Party to this Agreement, independently developing or marketing similar technologies or products, or making and entering into similar


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     arrangements with other companies. Neither Party is obligated by this
     Agreement to make such products or technologies available to the other.

12.3 Entire Agreement. The terms and conditions of this Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions. Neither of the Parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement. No amendments or modifications shall be effective unless in a writing signed by authorized representatives of both Parties. These terms and conditions will prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any purchase order, acknowledgment or other writing not expressly incorporated into this Agreement. This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument. Facsimile signatures on this Agreement will be deemed original for all purposes. The following exhibits are attached hereto and incorporated herein: Exhibit A (Licensed Software Description); Exhibit B (Compensation Provisions; Exhibit C (Maintenance and Support Obligations); and Exhibit D (Superceding Term Sheet).

12.4 Notices. All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

         If to Lightning Rod Software,           If to Dialogic,
         Lightning Rod Software                  Dialogic Corporation
         5900 Green Oak Drive                    1515 Route Ten
         Minneapolis, MN 55343                   Parsippany, New Jersey 07054
         Phone:  952/837-4051                    Phone: 973-967-6895
         Fax:  952/837-4020                      Fax: 973-993-3060
         Attention: Chief Financial Officer      Attention:  Senior Attorney

     Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party at such changed address.

12.5 Assignment. Neither Party may assign its rights or delegate its obligations, or any part thereof under this Agreement whether in conjunction with a change of ownership, merger, acquisition, sale or transfer of all, substantially all or any part of such Party's business or assets or otherwise, either voluntarily, by operation of law of otherwise, any portion of this Agreement without prior written consent from the other Party which shall not be unreasonably withheld, except that Dialogic may assign to Intel Corporation without Lightning Rod Software's consent. Any attempt by either Party to assign or delegate any rights, duties or obligations set forth in this Agreement without the other Party's prior written consent shall be deemed a material breach of this Agreement and shall be null and void. Except as provided above, the terms and conditions of this Agreement shall bind and endure to each Party's successors and assigns. If a Party consents to an assignment of the other Party's obligations in accordance with this Section 12.5, the Party assigning it's obligations shall remain liable for the complete performance by the assignee of such obligations to which said assignee shall succeed. Any assignment to which a Party has consented

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     in accordance with this Section 12.5 shall not be effective and binding upon the non-assigning Party unless the assigning Party has provided a written acknowledgment, ratified by the assignee, stating that said assignee shall immediately upon such assignment assume all obligations and responsibilities with respect to all of the terms and conditions hereunder that would otherwise apply to the assigning Party.

12.6 Waiver. Failure by either Party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

12.7 No Rule of Strict Construction. Regardless of which Party may have drafted this Agreement, no rule of strict construction shall be applied against either Party. If any provision of this Agreement is determined by a court to be unenforceable, the Parties will deem the provision to be modified to the extent necessary to allow it to be enforced to the extent permitted by law, or if it cannot be modified, the provision will be severed and deleted from this Agreement, and the remainder of the Agreement will continue in effect.

12.8 Governing Law. Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Delaware or federal courts located in Delaware, without regard to principles of conflict of laws. Jurisdiction. Each Party hereby agrees to jurisdiction and venue in the courts of the State of Delaware for all disputes and litigation arising under or relating to this Agreement. This provision is meant to comply with 6 Del. C. Section 2708(a).

IN WITNESS WHEREOF, Dialogic and Lightning Rod Software, intending to be legally bound, have caused this Agreement to be executed and delivered by its duly authorized representative as of the Effective Date.

Lightning Rod Software, Inc.          Dialogic Corporation


Name: Willem J. Ellis                 Name: Howard G. Bubb
      ----------------------------          ------------------------------


Signature: /s/ Willem J. Ellis        Signature: /s/ Howard G. Bubb
           -----------------------               --------------------------


Its: CEO                              Its: President
     -----------------------------


Date: March 2, 2001                   Date: March 2, 2001
      ----------------------------          -----------------------------

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                                   EXHIBIT "A"
                          LICENSED SOFTWARE DESCRIPTION

A.   DESCRIPTION OF LICENSED SOFTWARE
--   --------------------------------

The following is a description of the Licensed Software.

Interaction Manager Version 4.2 Service Pack 1

Lightning Rod Interaction Manager(TM) Version 4.2 Service Pack 1 is a complete, integrated suite which allows e-businesses to handle all customer interactions, including Web chat, Web collaboration, Web callback, e-mail, fax, faxback, phone and IVR.

The Interaction Manager Version 4.2 Service Pack 1 Platform is made up of four main components:

     1. Modules: The media modules are the variety of communication types through which customers can reach a business. They include Web chat, Web collaboration, Web callback, e-mail, fax, faxback, phone and IVR.

     2. Gateway: The Interaction Gateway includes the Universal Queue engine and is the core of the system that prioritizes, routes and queues customer interactions. Sophisticated algorithms can let the entire system adapt in real-time to changing customer traffic, making maximum use of available resources.

     3. PowerAgent: The PowerAgent is a single, consistent interface through which contact center agents receive and control all interaction types.

     4. Tools & API's: Management tools allows for easy system administration and report generation across all media. Integration tools and API's provide a bridge to your e-business data warehouse and business applications.

1. Modules

     Chat - Live web chat allows customers and agents to communicate in real-time by typing messages in a pop-up window.

     Web Collaboration - Like a salesperson in a department store, agents may need to physically guide a customer through a site to find a particular product or category. Web collaboration allows the customer and agent to simultaneously view Web pages while they chat on screen or on the phone.

     Agents can also initiate page pushing which allows them to send specific Web pages to the customer for viewing.

     Agents can help customers make product selections and place them into a shopping cart and guide the purchase process and dramatically reducing cart abandonment.

          o    Joint Form Completion
               The Web collaboration module also offers joint form completion. Agents can locate an online form, present it in the customer's Web browser, and proceed to assist the customer in competing fields, choosing options and checking boxes or buttons.

          o    Pre-Defined Sequences
               Agents can respond to frequently asked questions with a pre-defined sequence of Web addresses.

     Web Callback - An online customer who has a product or service question can simply click a button and request a callback from an agent. This service alleviates the customer from having to call into your company, possibly wait for an agent and then be routed to the proper area. A customer can request the callback immediately or at a convenient scheduled time.

     E-mail - E-mail as a communication tool continues to grow. Methods of managing and responding to the increasing volumes will greatly impact staffing requirements, costs, and level of customer service.

          o    Pre-Defined Response
               As with the chat and Web collaboration modules, pre-defined e-mail responses are easily accessible by agents, ensuring efficient and consistent handling. Administrators can pre-configure the subject, body and attachment fields. An unlimited number of responses may be stored and categorized for easy retrieval. Agents may edit or add content for further personalization to the e-mail.

          o    Auto Acknowledge
               Auto Acknowledge is another available feature and is used to generate an automatic outbound e-mail, which acknowledges the receipt of customer e-mail.

          o    E-mail Review
               E-mail Review allows managers to review outbound e-mails before they are released. Specified e-mails can be routed to a manager (or other designated reviewer) prior to release to your customer.

     Inbound Voice - The Inbound Voice module recognizes dialed number and then prioritizes and queues accordingly. When linked to a contact or CRM database, the telephone number used to make the inbound call is used to automatically "pop" the customer's profile and historical information onto the agent's screen. Inbound Voice also delivers informational, delay and overflow messages to incoming callers.

     IVR (Interactive Voice Response) - The IVR module provides a customer the ability to access real-time information free of live assistance.

     Voice Messaging - When used with the IVR module, a customer can choose the option of leaving a message rather than waiting on hold. The recorded message (not the customer) then enters the queue to wait for the next available agent. Recorded messages are routed to an agent just like any other interaction.

     Fax and Faxback - By fully integrating fax capability with other customer options, faxes can be queued for agents along with other contact media, and used to fill "slow" times between calls, or queued along with lower priority calls. The Interaction Manager Fax Module provides the following capabilities:

          o Inbound faxes can be prioritized, queued and routed like voice calls.
          o    Outbound faxes can be predefined and selected for response.
          o Outbound fax back sends faxes automatically in response to IVR data input by callers. This self-serve feature reduces agent workload and increases availability for personalized service interactions.

     Knowledge Manager
     Knowledge Manager maintains a history of all interactions for each customer across all media modules. It tracks the path of customer interactions as well as agent responses - from initial contact to final resolution.

     Stored in the Knowledge Manager database is a record of all customer interactions, the response rendered, the resources deployed, and the outcome achieved. Agents can drill down through the history of an interaction using the familiar tree structure. All data is searchable by transaction number, date/time, media type and agent name.

2.   Gateways

The heart of the system is the Interaction Gateway, which is available in two versions: Web-only or multi-channel. The Interaction Gateway prioritizes, queues and routes interactions from all sources and to all resources configured within the system. The Universal Queue allows for consistent handling of customer interactions across all modules, including Web chat, Web collaboration, Web callback, e-mail, fax, fax back, phone and IVR. Business rules and workflow logic can be applied to the range of interactions to direct contact center management and guide skills-based routing.

3.   PowerAgent

The PowerAgent interface is the single window through which your agents view and control all customer interactions.

     o    Integration Across All Media
          All media interaction types, both phone and Web-based, are viewed through the PowerAgent, ensuring ease-of-use for contact center agents. An agent can, for example, receive a phone call inquiry from a customer and, while conversing, can send an e-mail or fax to the customer with supporting information - all through the same screen, at the same time.

          For each interaction, the PowerAgent automatically displays a customer profile and interaction history for use during the session.

     o    Customizable with External Applications
          The PowerAgent interface is Windows(R)-based and browser-based and is customizable to the specific needs of business. Third-party applications or internal business applications can be launched automatically upon agent acceptance of specified transaction types.

     o    Intuitive Interface
          Easy-to-use buttons, toolbars and pull-down menus allow agents to:

          o    Accept, decline, or re-queue transactions
          o    View the queue length and activity status of the contact center.
          o Consult with a colleague for assistance while receiving or making a call.
          o Alternate between, or conference with, the first or third party o Transfer or reassign interactions with attached notepad comments, if desired.
          o    Change availability status.
          o    Initiate an outgoing fax, e-mail or voice call.

         Upon closing an interaction, the agent can select from a pre-defined list of interaction classifications. This information is useful for analysis and reporting by managers for profiling contact center interaction volume.

4.   Tools

Management tools allow for easy system administration and report generation across all media. Integration tools provide a bridge to your e-business data warehouse and business applications.

     Data Manager - The Data Manager application provides a concise view of system resource utilization, which displays levels of usage and capacity. The ability to back up, archive and restore data are made easy with Data Management Wizards and the Microsoft(R) Management Console (MMC).

     Config Builder - Config Builder is an easy-to-use control panel for configuring all modules and resources within Interaction Manager. Its point-and-click interface allows simple guided management of the entire integrated process. It provides an effective means of adjusting system function to achieve desired service levels.

     Monitor - The Monitor application is a powerful, automated assistant that greatly simplifies these processes. It uses alarms, icons, and color-coded indicators to provide instant visual cues about activity status. Managers are alerted when the contact center has achieved a pre-determined level of activity and are immediately able to adjust and optimize resources in real-time. Monitor provides accurate real-time information on all managed resources across all interaction types, whether phone or Web-based. Managers can determine how personnel are being utilized, compare work and idle times, analyze efficiency and much more.

     Reporter - Interaction Manager Reporter is a customizable, Web-based reporting tool that allows managers to produce pre-defined or custom reports with ease - all through a standard Internet browser.

     As each interaction enters the system, information such as the interaction type, current status, agent name, and customer-entered data are stored in a central database. All data - across all media types - is available to Reporter for report creation.

     Managers can easily create, categorize, view, print, and export mission-critical reports by choosing from several pre-defined reports or by creating custom reports using the industry-standard Crystal Reports(TM) Designer. Scheduled reports can be set up to run daily, weekly, monthly or any other frequency.

Integration Tools

Data Repository - The Interaction Manager Data Repository gathers information from all activities and processes occurring throughout the operation of the contact center. Two types of data are stored: operational and analytical.

Integration Toolkit - The Integration Toolkit provides the capability to integrate Interaction Manager to 3rd party applications to achieve such features as screen-pops, voice and data call transfer, and CRM integration. A set of API's provide easy integration between Interaction Manager and third party communications solutions and business applications

CyberCall Demo Software
-----------------------
The Lightning Rod Software demonstration illustrates the substantial positive impact on the operation of a contact center employing a multi-channel contact strategy that uses Universal Queue technology. The business is Cyber-Trekking, a Time Travel Agency that sells trips into the past or future. Cyber-Trekking has a Web site that allows customers the ability to receive information about trips and book them online. Cyber-Trekking has implemented Lightning Rod Software's Interaction Manager product suite, enabling customers to contact them via Web chat, Web collaboration, Web callback, e-mail, fax, fax-back, phone and Interactive Voice Response (IVR).



B. LIGHTNING ROD SOFTWARE TRADEMARKS (if applicable):
-  ---------------------------------

Registered/pending:
     *    Lightning Rod
     *    CyberCall

Used/not filed:

     *    Humanized
     *    Humanizing Cyberspace
     *    Knowledge Manager
     *    Config Builder
     *    Interaction Manager
     *    Power Agent

C.   ATIO PTY'S TERRITORIES
--   ----------------------

     o    South Africa

     o    Botswana

     o    Kenya

     o    Namibia

     o    Zimbabwe

     o    Zamia

     o    Tanzania

     o    Mauritius

                                   EXHIBIT "B"

                             COMPENSATION PROVISIONS


LICENSE PAYMENTS


(i) DEFINITION
--------------

"Seats" means the number of authorized simultaneous users able to access the Licensed Software licensed by Dialogic to End User Customers or to or by Dialogic's sublicensees for re-licensing to such sublicensee's End User Customers. Dialogic shall be responsible for reporting to LRS any Seats.

(ii) AMOUNT
-----------

In full and satisfactory consideration for the licenses and rights granted to Dialogic under the Agreement (including, without limitation, the right to sublicense), Dialogic shall pay to LRS a per "Seat" license fee(s) ("Per Seat License Fee"). Such Per Seat License Fee shall be equal to fifty percent (50%) of the license fee received by Dialogic with respect to each Seat licensed by Dialogic to Dialogic's sublicensees or end customers provided, however, that in no case shall the Per Seat License Fee be (i) less than Two Hundred and Fifty US Dollars ($250) nor (ii) greater than Five Hundred US Dollars ($500). Notwithstanding anything to the contrary contained in this Exhibit B, if only part of the Licensed Software is licensed by Dialogic to end customers or to Dialogic's sublicensees, Dialogic and LRS shall negotiate in good faith a revised calculation of the Per Seat License Fee applicable to those parts of the Licensed Software licensed and the revised Per Seat License Fee shall less than the Per Seat License Fee calculated with respect to all of the Licensed Software.

(iii) PRE-PAYMENT.
------------------

Dialogic shall initially pay to LRS a non-refundable (except as otherwise provided in Section 11) amount of Five Hundred Thousand ($500,000) Dollars which represents a pre-payment of the Per Seat License Fee ("Pre-Paid License Fee"). Dialogic shall initially fulfill the Per Seat License Fee with respect to any required Seats from such Pre-Paid License Fee. Dialogic shall pay the Pre-Paid License Fee as soon as possible following receipt of the LRS Software, in source code and object code format, and related technical documentation from LRS.

(iv) PAYMENT.
-------------

Upon Dialogic fulfilling the Per Seat License Fee up to an amount equal to the Pre-Paid License Fee as detailed in the immediately preceding paragraph, the Per Seat License Fee with respect to Seats licensed by Dialogic during a particular calendar quarter thereafter shall be payable within thirty (30) days following the expiration of such particular calendar quarter.

                                   EXHIBIT "C"

                       MAINTENANCE AND SUPPORT OBLIGATIONS

1.   GENERAL PROVISIONS

     In exchange for LRS training Dialogic's support team on basic support for the Licensed Software as specified in Section 5 below, Dialogic agrees to act as the initial contact for providing support to its customers with respect to the Licensed Software. LRS agrees to use best efforts to maintain the Licensed Software for the term set forth below.

2.   ESCALATION PROCEDURE

     If Dialogic is unable to solve a customer's problem, LRS will assist Dialogic by telephone. Such assistance will be available to Dialogic continuously, at no cost, during LRS's normal business hours according to the following procedure:

     "Level 1" shall mean a critical effort resulting in interruption of basic service or a major function of the Licensed Software.

     LRS's Response: Within a twenty-four (24) hour period, LRS shall either provide a correction to the error or a plan to correct such error. LRS shall provide a daily status report on its progress in resolving the problem.

     "Level 2" shall mean that basic service is degraded and some functions are either not available or inadequate.

     LRS's Response: Within seven (7) calendar days, LRS shall provide a correction to the error or a plan to correct such error. LRS shall provide a weekly status report on its progress in resolving the problem.

     "Level 3" shall mean problems which cause user inconvenience which do not prevent operation of the Licensed Software.

     LRS's Response: Within fourteen (14) calendar days, LRS shall provide a correction to the error or a plan to correct such error. LRS shall provide a monthly status report on its progress in resolving the problem.

     "Level 4" shall mean user suggestions or comments.

     LRS's Response: Suggestions and comments can be incorporated into the next Update.

4. DEFAULT ON SUPPORT OBLIGATIONS If LRS defaults on the support obligations set forth above,LRS hereby grants to Dialogic a non-exclusive, perpetual, worldwide, royalty-free license under LRS's copyrights and patents for any works of authorship or inventions, respectively embodied in the source code, for Dialogic to use, copy and modify the LRS Software, in source code and object code format, for the purposes of providing support to Dialogic's Resellers and any End User Customers which purchase the Licensed Software under the Agreement.

5.   TRAINING
--   --------

     Upon Dialogic's request, during any period in which services are being provided by LRS under the Master Consulting Agreement, LRS shall conduct sales and technical training (including, without limitation, product demos) with respect to the Licensed Software at least once per calendar quarter for a maximum of two (2) days per session. Such training may be videotaped by Dialogic, and used by Dialogic for Dialogic's internal training needs regarding the Licensed Software. Dialogic will pay LRS for the reasonable out-of-pocket expenses incurred by LRS's employees that perform such training. LRS shall also provide to Dialogic copies of product demos with respect to the Licensed Software.

                                   EXHIBIT "D"



SUPERCEDING TERM SHEET

See attached five (5) pages

                             Superceding Terms Sheet


This term sheet ("Superceding Term Sheet") is intended to and shall serve to raise issues and focus the discussion regarding the possible business transaction between Lightning Rod Software, Inc. ("Lightning Rod Software" or "LRS") and Dialogic Corporation, an Intel Company ("Dialogic") which will supercede the existing term sheet agreed to by LRS and Dialogic dated February 16, 2001 ("Existing Term Sheet") and the definitive agreements detailed and entered into by Dialogic and LRS thereunder. Under no circumstances shall this document constitute a binding commitment from either company.

All proposals contained herein are made in good faith. However, they are subject to and shall be conditioned on (i) the completion of a due diligence review of Lightning Rod Software by Dialogic on a basis which is satisfactory to Dialogic in its sole discretion, (ii) satisfactory review by appropriate levels of management of each party, and (iii) Dialogic's exercise of the "Option" granted to Dialogic in accordance with the provisions of the Existing Term Sheet and the definitive agreements detailed and entered into by Dialogic and LRS thereunder. Actual terms for the transaction between Dialogic Corporation and Lightning Rod Software are to be negotiated and finalized in definitive agreements ("Superceding Definitive Agreements"), which will contain the many essential terms not addressed herein, but nonetheless necessary for an agreement to become a contract, including without limitation, warranties, representations, conditions precedent, indemnities and elements of consideration. Except as noted below, no contract will exist between the companies regarding the subject matter addressed below unless and until the Superceding Definitive Agreements are duly executed on behalf of each company. The parties agree that the existence of and actual terms and conditions of this term sheet are considered confidential and shall be governed by the terms of the Corporate Non-Disclosure Agreement previously entered into by the parties.

Both companies shall bear all its own expenses in this process and neither of the companies is justified in relying on the success of their efforts to negotiate and execute the Superceding Definitive Agreements. Except as provided in the Existing Agreement, under no circumstances shall either company be liable to the other for any costs or damages of any kind based upon or arising out of not consummating the Superceding Definitive Agreements envisioned herein.

A.   NON-EXCLUSIVE FIXED FEE LICENSE
--   -------------------------------

1. LRS shall grant to Dialogic a non-exclusive, perpetual, worldwide (subject to Atio Pty's territories as listed in Exhibit B attached hereto) license to (i) to copy, store, process, modify, make, have made, use, sell, offer to sell, and import the "LRS Software" and derivative works thereof in source and binary code with the right to sublicense and (ii) copy and use internally the "Power Agent Software" with the right to sublicense such right to copy and use internally to Dialogic's parent company, Intel Corporation ("Intel"). "LRS Software" means the Lightning Rod Interaction Manager(TM)computer software programs, and updates provided to Dialogic by Lightning Rod Software, as described in Exhibit A attached hereto including copies of object and source code and all technical documentation relating to such software programs, and the "LRS Pre-Existing Information" (as defined in the Existing Term Sheet). "Power Agent Software" means the Power Agent desktop application , and updates provided to Dialogic by Lightning Rod Software, as described in Exhibit A attached hereto. Any development, enhancement, improvement, adaptation, extension, addition, derivative or other modification to the LRS Software made by Dialogic or Dialogic's contractors, and any intellectual property rights therein, shall be owned exclusively by Dialogic.

2. LRS shall provide technical support (as to be described and defined in the Superceding Definitive Agreements) for a period of one year (Technical Support").

3. In the event that Lightning Rod Software shall cease to do business, the rights and licenses granted to Dialogic with respect to the LRS Software will continue in full force and effect and Lightning Rod Software will grant Dialogic a non-exclusive, perpetual worldwide (subject to Atio Pty's territories) license to copy, store, process, modify, make, have made, use, sell, offer to sell, and import the Power Agent Software and derivative works thereof including copies of object and source code and all technical documentation relating to such Power Agent Software programs. Any development, enhancement, improvement, adaptation, extension, addition, derivative or other modification to the Power Agent Software programs made by Dialogic or Dialogic's contractors in accordance with this Section A(3), and any intellectual property rights therein, shall be owned exclusively by Dialogic.

4. Upon Dialogic's request, LRS shall conduct sales and technical training (including, without limitation, product demos) with respect to the LRS Software at least once per calendar quarter for a maximum of two (2) days per session. Such training may be videotaped by Dialogic, and used by Dialogic for Dialogic's internal training needs regarding the LRS Software. Dialogic will pay LRS for the reasonable out-of-pocket expenses incurred by LRS's employees that perform such training. LRS shall also provide to Dialogic copies of product demos with respect to the LRS Software.

5. Dialogic will pay LRS $2.5 million for the fully paid up license fee for the rights and licenses granted by LRS to Dialogic with respect to the LRS Software and Power Agent Software, payable as follows:

     (i) $1,000,000 payable upon both parties signing the Superceding Definitive Agreement

     (ii) $500,000 payable 90 days after both parties sign the Superceding Definitive Agreement

     (iii) $500,000 payable 180 days after both parties sign the Superceding Definitive Agreement

     (iv) $500,000 payable 240 days after both parties sign the Superceding Definitive Agreement

6.   LRS shall provide to Dialogic full warranties and indemnifications.


B.   RIGHT TO EMPLOY THE LRS ENGINEERING AND DEVELOPMENT GROUP
--   ---------------------------------------------------------

1. Lightning Rod Software shall grant to Dialogic its full consent to interview and offer/enter into contracts and/or employment to members of the Lightning Rod Software's engineering group as mutually agreed by the parties.

2. Notwithstanding anything to the contrary contained herein, Dialogic will have no obligation to interview and/or offer contracts or employment to any such members and shall determine, in its sole and absolute discretion, which such members, if any, to interview and/or offer contracts and/or employment. LRS will terminate its relationship with such employees including consideration related to any benefits or compensation previously provided by LRS.

C.   STRATEGIC AGREEMENT
--   -------------------

1. Dialogic and LRS shall negotiate to enter into a Superceding Definitive Agreement with respect to a strategic marketing agreement for the marketing and promotion of the Lightning Rod Software and LRS's professional support services with respect to the Lightning Rod Software, including:

     1.1  Agreement to joint participation in certain trade shows and events.

     1.2  Agreement to work together on marketing programs.

     1.3  Agreement to share leads.

     1.4 Agreement to cooperate on consulting service opportunities, including the Intel call center project, if applicable.

     1.5 Agreement to joint meetings and efforts with CCSSD sales and marketing.

2. Such Superceding Definitive Agreement shall also include Dialogic's agreement to use reasonable efforts to identify PowerAgent Software in demos of the LRS Software for a period of one year.

D.   RESELLER AGREEMENT
--   ------------------

1. LRS and Dialogic shall negotiate to enter into a Superceding Definitive Agreement with respect to a non-exclusive reseller agreement for any upgrades/versions of the LRS Software as may be developed by Dialogic.

E.   RIGHT OF FIRST REFUSAL
--   ----------------------

1. LRS shall grant to Dialogic a right of first refusal (including, without limitation, full matching rights) to acquire any and all intellectual property rights related to the LRS Software and Power Agent Software.

2. The right of first refusal will have a limited life expiring February 1, 2002.

F.   MISCELLANEOUS
--   -------------

1. The Superceding Definitive Agreements described herein may by their respective nature, necessitate the need for or the desire for either of the parties to issue public statements or have external interactions. The parties expressly agree hereby that no public statement will be made or released by either party regarding any Superceding Definitive Agreement or this Superceding Term Sheet without prior written approval from the other Party, which shall not be unreasonably withheld.

2.   LRS and Dialogic shall cooperate on due diligence at LRS's offices.

                                    EXHIBIT A
                      TO THE SUPERCEDING TERM SHEET BETWEEN
                                LRS AND DIALOGIC

LRS SOFTWARE
------------

Interaction Manager Version 4.2 Service Pack 1

Lightning Rod Interaction Manager(TM) Version 4.2 Service Pack 1 is a complete, integrated suite which allows e-businesses to handle all customer interactions, including Web chat, Web collaboration, Web callback, e-mail, fax, faxback, phone and IVR.

The Interaction Manager Version 4.2 Service Pack 1 Platform is made up of four main components:

     1. Modules: The media modules are the variety of communication types through which customers can reach a business. They include Web chat, Web collaboration, Web callback, e-mail, fax, faxback, phone and IVR. 1.

     2. Gateway: The Interaction Gateway includes the Universal Queue engine and is the core of the system that prioritizes, routes and queues customer interactions. Sophisticated algorithms can let the entire system adapt in real-time to changing customer traffic, making maximum use of available resources.

     3. PowerAgent: The PowerAgent is a single, consistent interface through which contact center agents receive and control all interaction types. The PowerAgent is not licensed as part of the LRS Software.

     4. Tools & API's: Management tools allows for easy system administration and report generation across all media. Integration tools and API's provide a bridge to your e-business data warehouse and business applications.

Modules

          Chat - Live web chat allows customers and agents to communicate in real-time by typing messages in a pop-up window.

          Web Collaboration - Like a salesperson in a department store, agents may need to physically guide a customer through a site to find a particular product or category. Web collaboration allows the customer and agent to simultaneously view Web pages while they chat on screen or on the phone.

          Agents can also initiate page pushing which allows them to send specific Web pages to the customer for viewing.

          Agents can help customers make product selections and place them into a shopping cart and guide the purchase process and dramatically reducing cart abandonment.

          o    Joint Form Completion
               The Web collaboration module also offers joint form completion. Agents can locate an online form, present it in the customer's Web browser, and proceed to assist the customer in competing fields, choosing options and checking boxes or buttons.

          o    Pre-Defined Sequences
               Agents can respond to frequently asked questions with a pre-defined sequence of Web addresses.

          Web Callback - An online customer who has a product or service question can simply click a button and request a callback from an agent. This service alleviates the customer from having to call into your company, possibly wait for an agent and then be routed to the proper area. A customer can request the callback immediately or at a convenient scheduled time.

          E-mail - E-mail as a communication tool continues to grow. Methods of managing and responding to the increasing volumes will greatly impact staffing requirements, costs, and level of customer service.

          o    Pre-Defined Response
               As with the chat and Web collaboration modules, pre-defined e-mail responses are easily accessible by agents, ensuring efficient and consistent handling. Administrators can pre-configure the subject, body and attachment fields. An unlimited number of responses may be stored and categorized for easy retrieval. Agents may edit or add content for further personalization to the e-mail.

          o    Auto Acknowledge
               Auto Acknowledge is another available feature and is used to generate an automatic outbound e-mail, which acknowledges the receipt of customer e-mail.

          o    E-mail Review
               E-mail Review allows managers to review outbound e-mails before they are released. Specified e-mails can be routed to a manager (or other designated reviewer) prior to release to your customer.

          Inbound Voice - The Inbound Voice module recognizes dialed number and then prioritizes and queues accordingly. When linked to a contact or CRM database, the telephone number used to make the inbound call is used to automatically "pop" the customer's profile and historical information onto the agent's screen. Inbound Voice also delivers informational, delay and overflow messages to incoming callers.

          IVR (Interactive Voice Response) - The IVR module provides a customer the ability to access real-time information free of live assistance.

          Voice Messaging - When used with the IVR module, a customer can choose the option of leaving a message rather than waiting on hold. The recorded message (not the customer) then enters the queue to wait for the next available agent. Recorded messages are routed to an agent just like any other interaction.

          Fax and Faxback - By fully integrating fax capability with other customer options, faxes can be queued for agents along with other contact media, and used to fill "slow" times between calls, or queued along with lower priority calls. The Interaction Manager Fax Module provides the following capabilities:

          o Inbound faxes can be prioritized, queued and routed like voice calls.
          o    Outbound faxes can be predefined and selected for response.
          o Outbound fax back sends faxes automatically in response to IVR data input by callers. This self-serve feature reduces agent workload and increases availability for personalized service interactions.

          Knowledge Manager
          Knowledge Manager maintains a history of all interactions for each customer across all media modules. It tracks the path of customer interactions as well as agent responses - from initial contact to final resolution.

          Stored in the Knowledge Manager database is a record of all customer interactions, the response rendered, the resources deployed, and the outcome achieved. Agents can drill down through the history of an interaction using the familiar tree structure. All data is searchable by transaction number, date/time, media type and agent name.

Gateways

The heart of the system is the Interaction Gateway, which is available in two versions: Web-only or multi-channel. The Interaction Gateway prioritizes, queues and routes interactions from all sources and to all resources configured within the system. The Universal Queue allows for consistent handling of customer interactions across all modules, including Web chat, Web collaboration, Web callback, e-mail, fax, fax back, phone and IVR. Business rules and workflow logic can be applied to the range of interactions to direct contact center management and guide skills-based routing.

Tools

Management tools allow for easy system administration and report generation across all media. Integration tools provide a bridge to your e-business data warehouse and business applications.

     Data Manager - The Data Manager application provides a concise view of system resource utilization, which displays levels of usage and capacity. The ability to back up, archive and restore data are made easy with Data Management Wizards and the Microsoft(R) Management Console (MMC).

     Config Builder - Config Builder is an easy-to-use control panel for configuring all modules and resources within Interaction Manager. Its point-and-click interface allows simple guided management of the entire integrated process. It provides an effective means of adjusting system function to achieve desired service levels.

     Monitor - The Monitor application is a powerful, automated assistant that greatly simplifies these processes. It uses alarms, icons, and color-coded indicators to provide instant visual cues about activity status. Managers are alerted when the contact center has achieved a pre-determined level of activity and are immediately able to adjust and optimize resources in real-time. Monitor provides accurate real-time information on all managed resources across all interaction types, whether phone or Web-based. Managers can determine how personnel are being utilized, compare work and idle times, analyze efficiency and much more.

     Reporter - Interaction Manager Reporter is a customizable, Web-based reporting tool that allows managers to produce pre-defined or custom reports with ease - all through a standard Internet browser.


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     As each interaction enters the system, information such as the interaction type, current status, agent name, and customer-entered data are stored in a central database. All data - across all media types - is available to Reporter for report creation.

     Managers can easily create, categorize, view, print, and export mission-critical reports by choosing from several pre-defined reports or by creating custom reports using the industry-standard Crystal Reports(TM) Designer. Scheduled reports can be set up to run daily, weekly, monthly or any other frequency.

Integration Tools

Data Repository - The Interaction Manager Data Repository gathers information from all activities and processes occurring throughout the operation of the contact center. Two types of data are stored: operational and analytical.

Integration Toolkit - The Integration Toolkit provides the capability to integrate Interaction Manager to 3rd party applications to achieve such features as screen-pops, voice and data call transfer, and CRM integration. A set of API's provide easy integration between Interaction Manager and third party communications solutions and business applications

CyberCall Demo Software
The Lightning Rod Software demonstration illustrates the substantial positive impact on the operation of a contact center employing a multi-channel contact strategy that uses Universal Queue technology. The business is Cyber-Trekking, a Time Travel Agency that sells trips into the past or future. Cyber-Trekking has a Web site that allows customers the ability to receive information about trips and book them online. Cyber-Trekking has implemented Lightning Rod Software's Interaction Manager product suite, enabling customers to contact them via Web chat, Web collaboration, Web callback, e-mail, fax, fax-back, phone and Interactive Voice Response (IVR).

POWER AGENT SOFTWARE

PowerAgent

The PowerAgent interface is the single window through which your agents view and control all customer interactions.

     o    Integration Across All Media
          All media interaction types, both phone and Web-based, are viewed through the PowerAgent, ensuring ease-of-use for contact center agents. An agent can, for example, receive a phone call inquiry from a customer and, while conversing, can send an e-mail or fax to the customer with supporting information - all through the same screen, at the same time.

          For each interaction, the PowerAgent automatically displays a customer profile and interaction history for use during the session.

     o    Customizable with External Applications
          The PowerAgent interface is Windows(R)-based and browser-based and is customizable to the specific needs of business. Third-party applications or internal business applications can be launched automatically upon agent acceptance of specified transaction types.

     o    Intuitive Interface
          Easy-to-use buttons, toolbars and pull-down menus allow agents to:


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          o    Accept, decline, or re-queue transactions
          o    View the queue length and activity status of the contact center.
          o Consult with a colleague for assistance while receiving or making a call.
          o    Alternate between, or conference with, the first or third party
          o Transfer or reassign interactions with attached notepad comments, if desired.
          o    Change availability status.
          o    Initiate an outgoing fax, e-mail or voice call.

          Upon closing an interaction, the agent can select from a pre-defined list of interaction classifications. This information is useful for analysis and reporting by managers for profiling contact center interaction volume.


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                                   EXHIBIT B
                      TO THE SUPERCEDING TERM SHEET BETWEEN
                                LRS AND DIALOGIC


ATIO PTY'S TERRITORIES


     o    South Africa

     o    Botswana

     o    Kenya

     o    Namibia

     o    Zimbabwe

     o    Zamia

     o    Tanzania

     o    Mauritius


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